UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2023

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William “Trey” Martin, III as Chief Executive Officer

On July 27, 2023, William “Trey” Martin, III assumed the role of Chief Executive Officer (“CEO”) of Maravai LifeSciences Holdings, Inc. (the “Company” or “Maravai”), as contemplated under the Company’s previously-reported CEO succession plan. Mr. Martin will continue to receive the same, previously-disclosed compensation package he had while serving as President of Maravai’s Biologics Safety Testing segment. Mr. Martin ceased serving as President of Maravai’s Biologics Safety Testing segment upon his appointment as CEO.

Prior to the aforementioned appointment, Mr. Martin, age 48, served as the Company’s President for its Biologics Testing operating division, a position to which he was appointed on December 5, 2022. Prior to that, he served as the Company’s CEO from September 30, 2022 to October 18, 2022, and was on a leave of absence from October 18, 2022 until his appointment as President of the Biologics Testing operating division. Prior to joining Maravai, Mr. Martin was Senior Vice President, New Business – Genomic Medicine at Danaher Corporation (“Danaher”), a global science and technology company, where he served as from July 2021 to July 2022. Mr. Martin joined Danaher in 2018 in connection with its acquisition of Integrated DNA Technologies (“IDT”), a supplier of custom nucleic acids, where he served as President of the IDT business under Danaher’s ownership from April 2018 to July 2021. Prior to the acquisition, Mr. Martin served in a variety of roles at IDT since March 1994 and was Chief Operating Officer at the time of the acquisition by Danaher. Mr. Martin holds a Bachelor of Science degree in biochemistry from the University of Iowa.

Transition of Carl W. Hull from Interim Chief Executive Officer to Executive Chairman

Concurrently with the appointment of Mr. Martin as CEO, Carl W. Hull ceased to serve as interim CEO of the Company. Mr. Hull will continue to serve as Executive Chairman of the Board.

In connection with this transition, the Company amended its employment agreement with Mr. Hull (the “Amendment”), effective as of July 27, 2023 (the “Effective Date”). Commencing on the date of the start of the first payroll period beginning after the Effective Date, Mr. Hull’s annualized base salary will decrease to $500,000, and his target annual bonus amount will equal 100% of his annualized base salary in 2024 and subsequent years (for 2023, his target annual bonus amount will remain $757,667). Except as amended pursuant to the Amendment, all of the other terms of Mr. Hull’s employment with the Company remain unchanged and are as set forth in Mr. Hull’s Amended and Restated Employment Agreement with the Company, dated as of May 8, 2023, as previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2023.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Martin’s appointment as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1
Amendment No. 1, effective as of July 27, 2023, to the Amended and Restated Employment Agreement of Carl W. Hull, dated as of May 8, 2023, among Maravai LifeSciences Holdings, Inc., Maravai Intermediate holdings, LLC and Carl W. Hull.

99.1*	Press Release dated July 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________

*
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: July 27, 2023	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer